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Exhibit 23

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

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      We consent to incorporation by reference in the Registration Statement (No. 333-79409) on Form S-8 of Bowne & Co., Inc. of our report dated February 23, 1999, relating to the consolidated balance sheet of Bowne & Co., Inc. and subsidiaries as of December 31, 1998 and the related consolidated statements of income, stockholders’ equity and cash flows for the year then ended, which report appears in the December 31, 1998 Annual Report on Form 10-K of Bowne & Co., Inc.

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KPMG LLP
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New York, New York

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July 8, 1999
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